                         (ATTACHMENT "G" EXHIBIT 4.2)



          THIS REGISTRATION RIGHTS AGREEMENT, dated as of October 31, 1997, is entered into by and among Kilroy Realty Corporation, a Maryland corporation (the "Company" or the "REIT"), Kilroy Realty, L.P., a Delaware limited partnership (the "Operating Partnership"), and the unit holders whose names are set forth on the signature pages hereto (each, a "Unit Holder" and collectively, the "Unit Holders").

                                    RECITALS
                                    --------

          WHEREAS, in connection with the acquisition of certain properties (the "Properties") currently owned by the group of affiliated entities collectively known as "The Allen Group" ("TAG"), as set forth in that certain Contribution Agreement by and among TAG and the Operating Partnership of even date herewith, the Company, the Operating Partnership and the Unit Holders will engage in certain transactions whereby the Unit Holders will contribute to the Operating Partnership their indirect interests in the Properties;

          WHEREAS, the Unit Holders will receive units of limited partnership interests ("OP Units") in the Operating Partnership in exchange for their respective indirect interests in the Properties;

          WHEREAS, pursuant to the Partnership Agreement (as defined below), OP Units owned by the Unit Holders will be redeemable for cash or, at the Company's election, exchangeable for shares of common stock, par value $.01 per share, of the Company (the "Common Stock") upon the terms and subject to the conditions contained therein; and

          WHEREAS, the Unit Holders are willing to contribute their respective indirect interests in the Properties in consideration of receiving the registration rights provided for in this Agreement;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE I.
                                  DEFINITIONS

          Section 1.1.  Definitions.  In addition to the definitions set forth
                        -----------
above, the following terms, as used herein, have the following meanings:

          "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, "control" when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agreement" means this Registration Rights Agreement, as it may be amended, supplemented or restated from time to time.

          "Articles of Incorporation" means the Articles of Amendment and Restatement of the Company as filed with the Secretary of State of the State of Maryland on January 21, 1997, as the same may be amended, modified or restated from time to time.

          "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York or Los Angeles, California are authorized by law to close.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time or any successor statute thereto, as interpreted by the applicable regulations thereunder.

          "Commission" means the Securities and Exchange Commission.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchangeable OP Units" means OP Units which may be redeemable for cash or exchangeable for Common Stock pursuant to Section 8.6 of the Partnership Agreement (without regard to any limitations on the exercise of such exchange right as a result of the Ownership Limit Provisions, as defined below).

          "General Partner" means the Company or its successors as general partner of the Operating Partnership.

          "Holder" means any Unit Holder who is the record or beneficial owner of any Registrable Security or any assignee or transferee of such Registrable Security (including assignments or transfers of Registrable Securities to such assignees or transferees as a result of the foreclosure on any loans secured by such Registrable Securities) unless such Registrable Security is acquired in a public distribution pursuant to a registration statement under the Securities Act or pursuant to transactions exempt from registration under the Securities Act, in each such case where securities sold in such transaction may be resold without subsequent registration under the Securities Act.

          "Incapacitated" shall have the meaning set forth in the Partnership Agreement.

          "Ownership Limit Provisions" mean the various provisions of the Articles of Incorporation set forth in Article IV thereof restricting the ownership of Common Stock by certain Persons to specified percentages of the outstanding Common Stock.

          "Partnership Agreement" means the amended and restated agreement of limited partnership of the Operating Partnership dated as of January 31, 1997 and the First Amendment thereto of even date herewith, as the same may be amended, modified or restated from time to time.

          "Person" means an individual or a corporation, partnership, limited liability company, association, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Piggy-Back Registration" means a Piggy-Back Registration as defined in Section 2.2 hereof.

          "REIT" means a real estate investment trust under Section 856 through
Section 860 of the Code.

          "Registrable Securities" means shares of Common Stock of the Company at any time owned, either of record or beneficially, by any Holder and no matter how acquired (including, without limitation, shares of Common Stock issuable upon exchange of Exchangeable OP Units) until (i) a registration statement covering such securities has been declared effective by the Commission and such shares have been sold or transferred pursuant to such effective registration statement, (ii) such shares are sold under circumstances in which all of the applicable conditions of Rule 144 under the Securities Act (or any similar provisions then in force) under the Securities Act are met or under which such shares may be sold pursuant to Rule 144(k) under the Securities Act, or (iii) such shares have been otherwise transferred in a transaction that would constitute a sale thereof under the Securities Act, the Company has delivered a new certificate or other evidence of ownership for such shares not bearing the Securities Act restricted stock legend and such shares may be resold without subsequent registration under the Securities Act.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Selling Holder" means a Holder who is selling Registrable Securities pursuant to a registration statement under the Securities Act pursuant to this Agreement.

          "Underwriter" means a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer's market-making activities.

                                  ARTICLE II.
                              REGISTRATION RIGHTS
                              -------------------

          Section 2.1.  Shelf Registration.
                        ------------------

                  (a) The Company shall prepare and file a "shelf" registration statement with respect to shares of Common Stock issuable upon the exchange of Exchangeable OP Units covering the issuance by the Company of such shares of Common Stock and the resale thereof by the Holders on an appropriate form for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement") and shall use its best efforts to cause the Shelf Registration Statement to be declared effective on or before the third anniversary of the date of this Agreement (or, with respect to the Holders set forth on Schedule 1, on the later to occur of (i) January 31, 1999 or (ii) one year from the date of issuance of such OP Units to such Holder) and to keep such Shelf Registration Statement continuously effective for a period ending when all shares of Common Stock covered by the Shelf Registration Statement have been issued and resold.

                  (b) In furtherance of Section 4(b) of the First Amendment to the Partnership Agreement of even date herewith, if a Lender (as defined therein) has exercised its remedies under a pledge of the OP Units and becomes the owner of such OP Units, then, to the extent that such Lender is entitled to the Redemption Right as set forth in Section 4(b) of the First Amendment to the Partnership Agreement, such Lender may require the Company to file a Shelf Registration Statement, or amend an existing Shelf Registration Statement, for the resale of the Common Stock issuable upon exchange of such OP Units and the Company shall use its best efforts to cause such Shelf Registration Statement to become effective (or to be so amended, as applicable) as soon as commercially practicable, and to keep such Shelf Registration Statement continuously effective for a period ending when all shares of Common Stock covered by the Shelf Registration Statement have been resold.

                  (c) In furtherance of Section 4(c) of the First Amendment to the Partnership Agreement of even date herewith, following the occurrence of a Change of Control (as defined therein), and to the extent the Investors are entitled to exercise Redemption Rights pursuant to the provisions of Section 4(c), the Company will file a Shelf Registration Statement, or amend the existing Shelf Registration Statement, for the resale of the Common Stock issuable upon exchange of the OP Units held by such Investors, and the Company will use its best efforts to cause such Shelf Registration Statement to become effective (or to be so amended, as applicable) as soon as commercially practicable, and to keep such Shelf Registration Statement continuously effective for a period ending when all shares of Common Stock covered by the Shelf Registration have been sold.

          Section 2.2. Piggy-Back Registration.
                       -----------------------

                  (a) If the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company for its own account (a "Primary Registration") or for the account of any of its respective securityholders of Common Stock (other than (i) any registration statement filed by the Company under the Securities Act relating to an offering of Common Stock for its own account as a result of the exercise of the exchange rights set forth in Section 8.6 of the Partnership Agreement, and covering the resale by the Holders of the shares of common stock received in such exchange, or (ii) a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission) or filed in connection with an exchange offer or offering of securities solely to the Company's existing securityholders) (a "Secondary Registration"), then the Company shall give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable (but in no event less than ten (10) days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such number of shares of Registrable Securities as each such Holder may request (a "Piggy-Back Registration"). The Company shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back

Registration to be included on the same terms and conditions as any similar securities of the Company included therein.

                  (b) Withdrawal from Registration. Any Holder requesting
                      ----------------------------
inclusion of Registrable Securities pursuant to this Section 2.2 may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request by delivering written notice of such revocation to the Company; provided, however, that if the Company, in
                           --------  -------
consultation with its financial and legal advisors, determines that such revocation would materially delay the registration or otherwise require a recirculation of the prospectus contained in the registration statement, then such Holder shall have no such right to revoke its request. If the withdrawal of any Registrable Securities would allow, within the marketing limitations set forth above, the inclusion in the underwriting of a greater number of shares of Registrable Securities, then, to the extent practicable and without delaying the underwriting, the Company shall offer to the Holders an opportunity to include additional shares of Registrable Securities in the proportions discussed in
Section 2.3 below.

                  (c) Termination or Withdrawal by the Company. The Company
                      ----------------------------------------
shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

        Section 2.3.  Reduction of Offering.  Notwithstanding anything contained
                      ---------------------
herein, if the managing Underwriter or Underwriters of an offering described in
Section 2.2 hereof are of the opinion that (i) the size of the offering that the Holders, the Company and/or such other persons intend to make or (ii) the kind of securities that the Holders, the Company and/or any other persons or entities intend to include in such offering are such that the success of the offering would be materially and adversely affected by inclusion of the Registrable Securities requested to be included, then (A) if the size of the offering is the basis of such Underwriter's opinion, the amount of securities to be offered for the accounts of Holders shall be reduced pro rata (according to the Registrable Securities proposed for registration) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing Underwriter or Underwriters; provided that if
                                                          --------
securities are being offered for the account of other persons or entities as well as the Company, then (1) in the case of a Primary Registration, the reduction in the amount of securities requested to be offered shall be made first pro rata among securities offered for the accounts of Holders and such other persons or entities, and (2) in the case of a Secondary Registration, the reduction in the amount of securities requested to be offered shall be made in accordance with the terms of the registration rights agreement pursuant to which such Secondary Registration is made, provided that if any such registration rights agreement is silent with respect to reductions in shares being registered thereunder, then with respect to the Registrable Securities intended to be offered by Holders, the proportion by which the amount of such class of securities intended to be offered by Holders is reduced shall not exceed the proportion by which the amount of such class of securities intended to be offered by such other persons or entities is reduced and (B) if the combination of securities to be offered is the basis of such Underwriter's opinion, (x) the Registrable Securities to be included in such offering shall be reduced as described in clause (A) above (subject to the proviso in clause (A)) or, (y) if the actions described in clause (x) would, in the judgment of the managing Underwriter, be insufficient to substantially eliminate the adverse effect that inclusion of the Registrable Securities requested to be included would have on such offering, such Registrable Securities will be excluded from such offering.

          Section 2.4. Registration Procedures; Filings; Information.  In
                       ---------------------------------------------
connection with any Shelf Registration Statement under Section 2.1 hereof, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

                  (a) The Company will as expeditiously as possible prepare and file with the Commission a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days or in the case of a Shelf Registration Statement as provided in Section 2.1 hereof.

                  (b) The Company will, if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Selling Holder and each Underwriter, if any, of the Registrable Securities covered by such registration statement or prospectus copies of such registration statement or prospectus or any amendment or supplement thereto as proposed to be filed, and thereafter furnish to such Selling Holder and Underwriter, if any, such number of conformed copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Selling Holder or Underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder.

                  (c) After the filing of the registration statement, the Company will promptly notify each Selling Holder of Registrable Securities covered by such registration statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

                  (d) The Company will use its best efforts to (i) register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States (where an exemption is not available) as any Selling Holder or managing Underwriter or Underwriters, if any, reasonably (in light of such Selling Holder's intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition of the Registrable Securities owned by such Selling Holder; provided that the Company will not
                        --------
be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

                  (e) The Company will immediately notify each Selling Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances then existing, not misleading and promptly make available to each Selling Holder a reasonable number of copies of any such supplement or amendment.

                  (f) The Company will enter into customary agreements (including an underwriting agreement, if any, in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

                  (g) The Company will make available for inspection by any Selling Holder of such Registrable Securities, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such Selling Holder or Underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Selling Holder of such Registrable Securities agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates or otherwise disclosed by it unless and until such is made generally available to the public. Each Selling Holder of such Registrable Securities further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

                  (h) The Company will furnish to each Selling Holder and to each Underwriter, if any, a signed counterpart, addressed to such Selling Holder or Underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants (to the extent permitted by the standards of the American Institute of Certified Public Accountants), each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Holders of a majority of the Registrable Securities included in such offering or the managing Underwriter or Underwriters therefor reasonably requests.

                  (i) The Company will otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder (or any successor rule or regulation hereafter adopted by the Commission).

                  (j) The Company will use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed.

          The Company may require, as a condition precedent to the obligations of the Company under this Agreement, each Selling Holder of Registrable Securities to promptly furnish in writing to the Company such information regarding such Selling Holder, the Registrable Securities held by it and the intended method of distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

          Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.4(e) hereof, such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement and prospectus covering such Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.4(e) hereof, and, if so directed by the Company, such Selling Holder will deliver to the Company all copies, other than permanent file copies then in such Selling Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. Each Selling Holder of Registrable Securities agrees that it will immediately notify the Company at any time when a prospectus relating to the registration of such Registrable Securities is required to be delivered under the Securities Act of the happening of an event as a result of which information previously furnished by such Selling Holder to the Company in writing for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 2.4(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.4(e) hereof to the date when the Company shall make available to the Selling Holders of Registrable Securities covered by such registration statement a prospectus supplemented or amended to conform with the requirements of Section 2.4(e) hereof.

          Section 2.5. Registration Expenses. In connection with any
                       ---------------------
registration statement required to be filed hereunder, the Company shall pay the following registration expenses incurred in connection with the registration hereunder (the "Registration Expenses"): (i) all registration and filing fees,
(ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Registrable Securities on each securities exchange on which similar securities issued by the Company are then listed, (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 2.4(h) hereof), (vii) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, and (viii) reasonable fees and expenses of one counsel (who shall be reasonably acceptable to the Company) for the Selling Holders. The Company shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, or any out-of-pocket expenses of the Holders (or the agents who manage their accounts) or any transfer taxes relating to the registration or sale of the Registrable Securities.

          Section 2.6. Indemnification by the Company.  The Company agrees to
                       ------------------------------
indemnify and hold harmless each Selling Holder of Registrable Securities, its officers, directors and agents, and each Person, if any, who controls such Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by such Selling Holder or on such Selling Holder's behalf expressly for inclusion therein. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 2.6, provided that the foregoing indemnity with
                                      --------
respect to any preliminary prospectus shall not inure to the benefit of any Underwriter of the Registrable Securities from whom the person asserting any such losses, claims, damages or liabilities purchased the Registrable Securities which are the subject thereof if such person did not receive a copy of the prospectus (or the prospectus as supplemented) at or prior to the confirmation of the sale of such Registrable Securities to such person in any case where such delivery is required by the Securities Act and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the prospectus (or the prospectus as supplemented).

          Section 2.7. Indemnification by Holders of Registrable Securities.
                       ----------------------------------------------------
Each Selling Holder agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with respect to information relating to such Selling Holder furnished in writing by such Selling Holder or on such Selling Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its officers, directors or agents or any such controlling person, in respect of which indemnity may be sought against such Selling Holder, such Selling Holder shall have the rights and duties given to the Company, and the Company or its officers, directors or agents or such controlling person shall have the rights and duties given to such Selling Holder, by Section 2.6 hereof. Each Selling Holder also agrees to indemnify and hold harmless Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 2.7.

          Section 2.8. Conduct of Indemnification Proceedings.  In case any
                       --------------------------------------
proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Sections 2.6 or 2.7 hereof, such person (an "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (an "Indemnifying Party") in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by (i) in the case of Persons indemnified pursuant to Section 2.6 hereof, by the Selling Holders which owned a majority of the Registrable Securities sold under the applicable registration statement and (ii) in the case of Persons indemnified pursuant to
Section 2.7 hereof, the Company. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying

Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than thirty (30) Business Days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

          Section 2.9. Contribution.  If the indemnification provided for in
                       ------------
Sections 2.6 or 2.7 hereof is unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Company and the Selling Holders on the one hand and the Underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Holders on the one hand and the Underwriters on the other from the offering of the securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Selling Holders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Selling Holder in connection with such statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Holders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Holders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and the Selling Holders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Holders or by the Underwriters. The relative fault of the Company on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the

Company or such Selling Holder, and the Company's and the Selling Holder's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in Sections 2.6 and 2.7 hereof shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Selling Holder's obligations to contribute pursuant to this Section 2.9 are several in the proportion that the proceeds of the offering received by such Selling Holder bears to the total proceeds of the offering received by all the Selling Holders and not joint.

          Section 2.10. Participation in Underwritten Registrations. No Person
                        -------------------------------------------
may participate in any underwritten registration hereunder unless such Person
(a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents in customary form and reasonably required under the terms of such underwriting arrangements and these registration rights provided for in this Article II.

          Section 2.11. Rule 144.  The Company covenants that it will file any
                        --------
reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

          Section 2.12. Holdback Agreements.
                        -------------------

                  (a)   Restrictions on Public Sale by Holder of Registrable
                        ----------------------------------------------------
Securities. To the extent not inconsistent with applicable law, each Holder
----------
whose securities are included in a registration statement agrees, upon receipt of prior written notice from the Company received not later than 13 days prior to the effective date of such registration statement, not to effect any public sale or distribution of the issue being registered or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the 10 days prior to, and during the 90-day period beginning on, the effective date of such registration statement (except as part of such registration), if and to the extent requested in writing by the Company in the case of a non-underwritten public offering or if and to the extent requested in writing by the managing Underwriter or Underwriters in the case of an underwritten public offering.

                  (b) In addition to the restrictions set forth in (a) above, each Holder agrees not to effect any public sale or distribution of shares of Common Stock or any security convertible into or exchangeable or exercisable for shares of Common Stock, including a sale pursuant to Rule 144 under the Securities Act, during the period beginning 10 days prior to, and ending 90 days after, any public offering of equity securities by the Company. The Company shall give prior written notice of such proposed public offering to Holders no later than 13 days prior to such public offering. Notwithstanding the foregoing, in the event the Company engages in a public offering of its equity securities pursuant to a registration statement registering securities to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, the Company will be entitled to give Holders three days prior written notice of such proposed public offering and in such case each Holder agrees that the period set forth above shall be changed to the period beginning two days prior to, and ending 90 days after, any such public offering of equity securities by the Company.

                  (c) If the Company determines in its good faith judgment that the filing of the Shelf Registration Statement under Section 2.1 hereof or the use of any related prospectus would require the disclosure of non-public material information that the Company has a bona fide business purpose for preserving as confidential or the disclosure of which would impede the Company's ability to consummate a material transaction, and that the Company is not otherwise required by applicable securities laws or regulations to disclose, upon written notice of such determination by the Company, the rights of the Holders to offer, sell or distribute any Registrable Securities pursuant to the Shelf Registration Statement or to require the Company to take action with respect to the registration or sale of any Registrable Securities pursuant to the Shelf Registration Statement shall be suspended until the earlier of (i) the date upon which the Company notifies the Holders in writing that suspension of such rights for the grounds set forth in this Section 2.11(b) is no longer necessary and (ii) 180 days. The Company agrees to give such notice as promptly as practicable following the date that such suspension of rights is no longer necessary.

                  (d) If all reports required to be filed by the Company pursuant to the Exchange Act have not been filed by the required date without regard to any extension, or if the consummation of any business combination by the Company has occurred or is probable for purposes of Rule 3-05 or Article 11 of Regulation S-X under the Act, upon written notice thereof by the Company to the Holders, the rights of the Holders to offer, sell or distribute any Registrable Securities pursuant to the Shelf Registration Statement or to require the Company to take action with respect to the registration or sale of any Registrable Securities pursuant to the Shelf Registration Statement shall be suspended until the date on which the Company has filed such reports or obtained and filed the financial information required by Rule 3-05 or Article 11 of Regulation S-X to be included or incorporated by reference, as applicable, in the Shelf Registration Statement, and the Company shall notify the Holders as promptly as practicable when such suspension is no longer required.

                  (e) Sales by Certain Officers and Directors of the Company.
                      ------------------------------------------------------
Any sale or distribution of shares of Common Stock by a Holder who is a director or officer of the Company and/or any Affiliate of the Company pursuant to a Shelf Registration Statement and/or a Piggy-Back Registration shall be subject to the volume and sale requirements of Rule 144 of the Securities Act as if such shares had been issued to such Holder concurrently with the issuance of the related OP Units and were being sold pursuant to Rule 144 without regard to Rule 144(k).

                                 ARTICLE III.
                                 MISCELLANEOUS

          Section 3.1. New York Stock Exchange Listing.  In the event that the
                       -------------------------------
Company shall issue any Common Stock in exchange for OP Units pursuant to
Section 8.6 of the Partnership Agreement, then in any such case the Company agrees to cause any such shares of Common Stock to be listed on the New York Stock Exchange prior to or concurrently with the issuance thereof by the Company.

          Section 3.2. Remedies.  In addition to being entitled to exercise all
                       --------
rights provided herein and granted by law, including recovery of damages, the Holders shall be entitled to specific performance of the rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          Section 3.3. Amendments and Waivers. The provisions of this Agreement,
                       ----------------------
including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the prior written consent of the Company and the Holders or any such Holder's representative if any such Holder is Incapacitated. No failure or delay by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon any breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

          Section 3.4. Notices. All notices and other communications in
                       -------
connection with this Agreement shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

                       (1) if to any Unit Holder, at the address set forth on Exhibit A hereto, or to such other address and to such other Persons as the Unit Holders may hereafter specify in writing; and

                       (2) if to the Company, initially at 2250 East Imperial Highway, El Segundo, California 90245 (Attention: President and Chief Executive Officer), or to such other address as the Company may hereafter specify in writing.

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when received if deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

          Section 3.5. Successors and Assigns.  Except as expressly provided in
                       ----------------------
this Agreement, the rights and obligations of the Holders under this Agreement shall not be assignable by any Holder to any Person that is not a Holder. This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

          Section 3.6. Counterparts. This Agreement may be executed in any
                       ------------
number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

          Section 3.7. Governing Law.  This Agreement shall be governed by and
                       -------------
construed in accordance with the internal laws of the State of California without regard to the choice of law provisions thereof.

          Section 3.8. Severability.  In the event that any one or more of the
                       ------------
provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          Section 3.9. Entire Agreement. This Agreement is intended by the
                       ----------------
parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          Section 3.10.  Headings.  The headings in this Agreement are for
                         --------
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          Section 3.11. No Third Party Beneficiaries. Nothing express or implied
                        ----------------------------
herein is intended or shall be construed to confer upon any person or entity, other than the parties hereto and their respective successors and assigns, any rights, remedies or other benefits under or by reason of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                              KILROY REALTY CORPORATION,

                              a Maryland corporation


                              By: /s/ John B. Kilroy, Jr.
                                 ---------------------------
                                  John B. Kilroy, Jr.
                                  President and Chief Executive Officer


                              KILROY REALTY, L.P., a Delaware limited
                              partnership

                              By: Kilroy Realty Corporation, a Maryland
                                  corporation, its general partner



                              By: /s/ John  B. Kilroy, Jr.
                                  ---------------------------
                                  John B. Kilroy, Jr.
                                  President and Chief Executive Officer

                                  UNIT HOLDERS

UNIT HOLDERS WHO WILL RECEIVE UNITS ON THE DATE OF THE FIRST AMENDMENT:

RICHARD S. ALLEN, INC.
a California corporation

By:  /s/ Richard S. Allen
     -------------------------
     Richard S. Allen,
     President

COMMERCIAL MANAGEMENT CORPORATION,
a Tennessee corporation

By:  /s/ Rex Allen
     -------------------------
     Rex Allen, President

ALLEN INVESTMENTS, INC.,
a Florida corporation

By:  /s/ R.E. Allen
     -------------------------
     R.E. Allen, President

/s/ Steven L. Black
------------------------------
STEVEN L. BLACK, AN INDIVIDUAL

/s/ Martin V. Clevenger
----------------------------------
MARTIN V. CLEVENGER, AN INDIVIDUAL

SELF DIRECTED INDIVIDUAL RETIREMENT
ACCOUNT(S) OF MARTIN V. CLEVENGER

By:  /s/ Martin V. Clevenger
     -----------------------------
     Martin V. Clevenger, Owner

ALLEN DEVELOPMENT, INC.,
a California corporation

By:  /s/ Richard S. Allen
     -----------------------------
Name:  Richard S. Allen
       ---------------------------
Title:   CEO
         -------------------------

THE FOLLOWING PERSONS MAY RECEIVE UNITS AFTER THE DATE OF THIS FIRST AMENDMENT AND MAY EXECUTE THIS FIRST AMENDMENT AT A LATER DATE:

-------------------------------
T. PATRICK SMITH, AN INDIVIDUAL


DOYLE & ASSOCIATES, INC.,
a California corporation

By:  ________________________
     Erik W. Doyle, President


LPL HOLDINGS, INC.,
a Delaware corporation

By:  _________________________
Name: ________________________
Title: _______________________

                                   EXHIBIT A

                             INTENTIONALLY OMITTED

                                   SCHEDULE 1


Each of the following may elect not to receive Units or may become a signatory to this Agreement at a closing which occurs after the original execution date.

LPL Holdings, Inc., a Delaware corporation
Doyle & Associates, Inc., a California corporation
Self Directed Individual Retirement Account(s) of Martin V. Clevenger Martin V. Clevenger, an individual